EXHIBIT 23

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Thistle Group Holdings, Co. on Form S-8 (Registration No. 333-48749) of our report dated February 5, 1999, incorporated by reference in this Annual Report on Form 10-K of Thistle Group Holdings, Co. for the year ended December 31, 1998.




/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 30, 1999